                                                                     EXHIBIT 4.1

                             THE ADVEST THRIFT PLAN

                              Amended and Restated
                         Effective as of January 1, 1999

                                TABLE OF CONTENTS

                                                          PAGE

ARTICLE I      ESTABLISHMENT OF THE PLAN.....................1
     1.1   Establishment of the Plan.........................1
     1.2   Applicability of the Plan.........................1

ARTICLE II     DEFINITIONS...................................1

ARTICLE III    ADMINISTRATION................................5
     3.1   Committee  5
     3.2   Named Fiduciary...................................5
     3.3   Powers of the Committee...........................5
     3.4   Delegation of Duties..............................5
     3.5   Administrator.....................................5
     3.6   Agent for Service.................................5
     3.7   Action by Majority................................5
     3.8   Secretary; Action by Single Member................5
     3.9   Member's Own Participation........................5
     3.10  Records    .......................................5
     3.11  Compensation; Agents..............................6
     3.12  Bonding; Liability of Committee...................6
     3.13  Fiduciary Responsibility..........................6

ARTICLE IV     PARTICIPATION AND ENROLLMENT..................6
     4.1   Service Requirement...............................6
     4.2   Entry      .......................................6
     4.3   Termination of Active Participation...............6
     4.4   Re-entry After Ceasing to be an Active
                       Participant...........................6

ARTICLE V      CONTRIBUTIONS.................................6
     5.1   Employer Contributions............................6
     5.2   Employee Contributions............................7
     5.3   Actual Deferral Percentage Test...................7
     5.4   Adjustment to Actual Deferral Percentage
                       Tests.................................8
     5.5   Actual Contribution Percentage Tests..............9
     5.6   Adjustment to Actual Contribution Percentage
                       Tests................................10
     5.7   Crediting of 401(k) Account Contributions to
                       Participants.........................11
     5.8   Allocations of ESOP Contributions................11
     5.9   Release of Shares for Allocation.................11
     5.10  Allocation of Dividends..........................11
     5.11  Pass-Through of Dividends........................11
     5.12  Rollovers and Transfers..........................12
     5.13  Allocation of Forfeitures........................12
     5.14  Limitation ......................................12
     5.15  Special Transfers................................12

ARTICLE VI     VESTING......................................12
     6.1   Vesting    ......................................12

ARTICLE VII    INVESTMENT ELECTIONS.........................13
     7.1   Investment of Contributions......................13

ARTICLE VIII   WITHDRAWALS..................................13
     8.1   Hardship Withdrawals.............................13

ARTICLE IX     LOANS........................................14
     9.1   Loans      ......................................14
     9.2   Rate of Interest.................................14
     9.3   Committee Approval...............................14
     9.4   Loan Collateral..................................15
     9.5   USERRA Compliance................................15

ARTICLE X      PAYMENT OF BENEFITS..........................15
     10.1  Payment Options..................................15
     10.2  Commencement of Benefit Payments.................15
     10.3  Form of Payment to Participants..................15
     10.4  Put Option ......................................16
     10.5  Protections and Rights...........................16
     10.6  Protections and Rights Nonterminable.............16
     10.7  Fair Market Value................................16
     10.8  Special Distribution and Payment
                       Requirements.........................16
     10.9  Special Distributions to Qualified Participants..17
     10.10 Change of Payment Method.........................17
     10.11 Consent to Distributions.........................17
     10.12 Direct Transfers.................................17
     10.13 Forfeitures......................................17

ARTICLE XI     DEATH BENEFITS...............................18
     11.1  Distribution Upon Death..........................18
     11.2  Designation of Beneficiary.......................18

ARTICLE XII    STOCK RIGHTS OF PARTICIPANTS.................19
     12.1  Voting Rights....................................19
     12.2  Rights on Tender or Exchange Offer...............19
     12.3  Rights in Event of Default.......................19

ARTICLE XIII   TERMINATION OF PLAN..........................19
     13.1  Termination......................................19
     13.2  Distribution.....................................19
     13.3  Final Expenses...................................19

ARTICLE XIV    AMENDMENT OF PLAN............................20
     14.1  Amendment  ......................................20
     14.2  Trustee    ......................................20
     14.3  Change in Vesting................................20

ARTICLE XV     CLAIMS PROCEDURE.............................20
     15.1  Claims     ......................................20
     15.2  Notice of Denial.................................20
     15.3  Review     ......................................20

ARTICLE XVI    THE TRUSTEE..................................21

ARTICLE XVII   MISCELLANEOUS PROVISIONS.....................21

ARTICLE XVIII  TOP-HEAVY PLAN PROVISIONS....................21
     18.1  Compensation.....................................21
     18.2  Key Employee.....................................21
     18.3  Top-Heavy Plan...................................22
     18.4  Top-Heavy Ratio..................................22
     18.5  Permissive Aggregation Group.....................22
     18.6  Required Aggregation Group.......................22
     18.7  Determination Date...............................22
     18.8  Determination Period.............................22
     18.9  Valuation Date...................................22
     18.10 Special Provisions...............................22

                             THE ADVEST THRIFT PLAN


                                   ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         1.1 ESTABLISHMENT OF THE PLAN. The Advest Group, Inc. hereby amends and restates The Advest Thrift Plan (hereinafter referred to as the "Plan"), effective as of January 1, 1999.

         1.2 APPLICABILITY OF THE PLAN. The provisions set forth herein are applicable only to Employees in the employ of the Company on or after the Effective Date (except as otherwise indicated).

                                   ARTICLE II
                                   DEFINITIONS

      When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

         2.1 "ACCOUNT" shall mean the 401(k) Account and ESOP Account of a Participant whether or not such accounts have actually been combined into one account.

         2.2     "ACCRUED BENEFIT" shall mean the balance of a Participant's
Account.

         2.3 "ACT" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

         2.4 "ACTIVE PARTICIPANT" shall mean an Employee who is eligible to participate in the Plan and has become and continues to be an Active Participant in the Plan under the terms of Article IV hereof; provided, however, that for purposes of Section 5.1, an "Active Participant" shall mean an Employee who is eligible to be allocated Employer contributions under Section 5.1.

         2.5 "ADMINISTRATOR" shall mean the person or persons designated by the Committee, pursuant to Section 3.5 hereof, as the Administrator of the Plan, within the meaning of Section 3 (16)(a) of the Act.

         2.6 "AFFILIATE" shall mean (i) a member of a controlled group of corporations, as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C), of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code. Notwithstanding the foregoing, for purposes of applying the contribution limitation set forth in Section 5.14 hereof, any determination under Section 1563 of the Code shall be made assuming the phrase "more than 50 percent" was substituted for the phrase "at least 80 percent" each place it appears in
Section 1563(a)(1) of the Code.

         2.7 "BENEFICIARY" shall mean a Participant's surviving spouse, if any, or any other person designated by a Participant who is entitled to receive any benefits payable hereunder upon the Participant's death pursuant to Section
11.2 hereof, or the executor or administrator of the Participant's estate if there is no surviving spouse and if no other Beneficiary shall have been effectively designated by the Participant.

         2.8 "BOARD" shall mean the Board of Directors of the Company or its Executive Committee.

         2.9 "1-YEAR BREAK IN SERVICE" shall mean the failure of an individual to complete more than 500 Hours of Service in a Plan Year; provided, however, that for the short Plan Year beginning October 1, 1992 and ending December 31, 1992, a 1-Year Break in Service shall mean the period from January 1, 1992 to December 31, 1992 during which an Employee fails to complete more than 500 Hours of Service. For purposes of this Section 2.9 only, an Employee who is absent from work will be credited with an Hour of Service either during the Plan Year in which such absence commences, or, if the Employee would not have incurred a 1-Year Break in Service in such Plan Year without regard to this sentence, during the following Plan Year, for each hour, based on the Employer's standard work week and work day as in effect from time to time, during which such Employee is absent from work by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child, or (iv) the need for caring for a child referred to in clause (ii) or
(iii) immediately following such birth or placement, but only if the Participant has furnished to the Administrator such timely information as may be reasonably required to establish that the absence from work is for one or more of the reasons described in clauses (i) through (iv).

         2.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

         2.11 "CODE SECTION 415 COMPENSATION" shall mean the Participant's wages and salaries for personal services actually rendered in the course of employment with the Employer maintaining the Plan paid or accrued during the Plan Year. Code Section 415 Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, and (3) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the

THE ADVEST THRIFT PLAN                                                  PAGE 2
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Employee; (b) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other accounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

      For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions.

         2.12 "COMMITTEE" shall mean the Administrative Committee established pursuant to Section 3.1 hereof.

         2.13 "COMPANY" shall mean The Advest Group, Inc. or any successor corporation or business organization that assumes the obligations of the Plan with respect to its employees.

         2.14 "COMPENSATION" shall mean the base pay, plus any premiums for overtime or night work, plus any additional compensation under any bonus or incentive plans paid to an Employee during the Plan Year, including any salary deferrals under a plan intended to meet the requirements of either Section 401(k) or Section 125 of the Code, but excluding any deferrals under nonqualified plans.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation and 414(s) Compensation is determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         2.15    "EFFECTIVE DATE" shall mean January 1, 1999.

         2.16 "EMPLOYEE" shall mean any person employed by the Employer, excluding any person hired or retained on a contract basis.

         2.17 "EMPLOYER" shall mean the Company and each Affiliate that has adopted the Plan or otherwise agreed to participate in the Plan, provided that the Board has approved the participation of such Affiliate under the Plan.

         2.18    "ENTRY DATE" shall mean the first day of any month.

         2.19 "ESOP ACCOUNT" shall mean the account kept for a Participant, which reflects amounts attributable to contributions made to the Plan prior to December 31, 1992, amounts transferred to the Plan from The Advest Group, Inc. Employees' Retirement Plan attributable to amounts transferred to such plan from The Advest Group, Inc. Employee Stock Ownership Plan which was in effect on September 30, 1984, any amounts contributed to the Plan on or after December 31, 1992 pursuant to Section 5.1(a), and any forfeitures of any such amounts allocated pursuant to Section 5.13.

         2.20 "ESOP COMPENSATION" shall mean the total payments received by a Participant from the Employer during the Plan Year and reportable on his Internal Revenue Service Form W-2, including any amounts deferred by a Participant under a qualified cash or deferred arrangement maintained by the Employer pursuant to Section 401(k) of the Code and the amount of any reduction in a Participant's compensation under a cafeteria plan maintained by the Employer pursuant to Section 125 of the Code, and excluding amounts in excess of $60,000, multiplied by the sum of one (1) plus a fraction, the numerator of which is the Participant's Years of Service (not to exceed twenty (20)) and the denominator of which is forty (40).

         2.21 "FIDUCIARY" shall mean any person (i) who exercises any discretionary authority or discretionary control respecting management of the Plan or any authority or control respecting management or disposition of assets held under the Plan but shall not include a Participant exercising such authority or control solely by reason of investment of his own Account under
Article VII of this Plan; (ii) who renders investment advice, direct or indirect, as to assets held under the Plan or has any authority or responsibility to do so; or (iii) who has any discretionary authority or discretionary responsibility in the administration of the Plan, within the meaning of Section 4975(e)(3) of the Code.

         2.22 "401(k) ACCOUNT" shall mean the account kept for a Participant, which reflects the Participant's Account excluding the Participant's ESOP Account.

         2.23 "414(s) COMPENSATION" shall mean, with respect to any Employee, his deferred compensation plus Code Section 415 Compensation paid during a Plan Year. The

THE ADVEST THRIFT PLAN                                                  PAGE 3
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amount of 414(s) Compensation with respect to any Employee shall include 414(s)
Compensation during the twelve (12) month period ending on the last day of the Plan Year, except that for Plan Years beginning prior to January 1, 1990, 414(s) Compensation shall only be recognized as of an Employee's effective date of participation in the Plan.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual 414(s) Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation and 414(s) Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         2.24 "HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

 (a) Employees who at any time during the determination year or look-back year were five-percent owners of the Employer. Five-percent owner means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) or (o) of the Code shall be treated as separate employers.

 (b) Employees who received Code Section 415 Compensation during the look-back year from the Employer in excess of $80,000 (as adjusted at the same time and in the same manner as provided under Section 415(d) of the Code).

      The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

      The dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look-back year" begins.

         2.25 "HIGHLY COMPENSATED PARTICIPANT" shall mean any Highly Compensated Employee who is eligible to participate in the Plan.

         2.26 "HOUR OF SERVICE" shall mean (i) each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate, for the performance of duties, such hours to be credited to the individual for the Plan Year in which the duties were performed, the foregoing not to include holiday, vacation, sickness or disability time;
(ii) each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for reasons (such as holidays, vacation, sickness or disability) other than the performance of duties (to be credited in accordance with Labor Department Regulation Section 2530.200b-2(c) or any successor regulation); (iii) each hour, for which the individual is not otherwise credited, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliate, such hours to be credited to the individual for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made, and (iv) each hour, based on the Company's or an Affiliate's standard work week and work day as in effect from time to time, during which the individual is absent from work on account of:

 (a) a leave of absence granted by the Company or an Affiliate for sickness or disability, provided the individual returns to work with the Company or an Affiliate within one week after the expiration of such leave of absence; and

 (b) a leave of absence granted by the Company or an Affiliate for service in the Armed Forces, provided the individual returns to work with the Company or an Affiliate, under circumstances in which his rights to return are protected under the terms of applicable Federal law, within 90 days, either:

                 (1) after having become entitled to release from active service in the Armed Forces; or

                 (2) after release from hospitalization continuing for a period of not more than one year after discharge from active service in the Armed Forces.

such hours to be credited to the individual for the Plan Year in which the absence occurred. In determining Hours of Service for the purpose of clause (ii) above, the provisions of Labor Department Regulation Section 2530.200b-2(b) or any successor regulation shall be applicable.

THE ADVEST THRIFT PLAN                                                  PAGE 4
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         2.27    "INVESTMENT DATE" shall mean the scheduled purchase dates
determined by the Committee, occurring not less frequently than once per month.

         2.28    "INVESTMENT VEHICLE" shall mean one or more of the following:

 (a) "EQUITY FUNDS" which shall be invested in common stock and other equity securities. Equity funds can include funds generally viewed as conservative, growth oriented or aggressive.

 (b) "BALANCED FUNDS" which shall be invested in a balanced mixture of equity and fixed income securities. Balanced Funds can include funds generally viewed as conservative or growth oriented.

 (c) "FIXED FUNDS" which shall be invested in fixed income securities. Fixed Funds can include funds generally viewed as conservative.

 (d) "CASH FUNDS" shall include money market funds and interest bearing accounts.

 (e)     "GIC FUNDS" which shall be invested in guaranteed investment contracts
         (GICs) issued by insurance companies.

 (f) Any securities which the Committee may determine to be a permissible investment, subject to the conditions set forth in Section 7.1 hereof; provided, that until the Committee otherwise determines, the following shall be permissible investments: any investment in U.S. Treasury bills, notes and other obligations; certificates of deposit; and zero coupon instruments.

         2.29 "NON-HIGHLY COMPENSATED PARTICIPANT" shall mean any Participant who is not a Highly Compensated Employee.

         2.30 "NORMAL RETIREMENT DATE" shall mean the date of a Participant's 65th birthday.

         2.31 "PARTICIPANT" shall mean an individual (i) who is an Active Participant or (ii) is a former Active Participant with an interest under the Plan.

         2.32 "PLAN YEAR" shall mean each twelve-month period ending on December 31.

         2.33 "SHARES" shall mean shares of common stock of the Company, which are "qualifying employer securities" within the meaning of Sections 409(l) and 4975(e)(8) of the Code, or any successor sections.

         2.34 "STOCK OBLIGATION" shall mean indebtedness arising from any extension of credit to the Plan or the Trust obtained for the purpose of buying Shares.

         2.35 "TOTAL DISABILITY" shall mean that disability which qualifies an Employee to be considered a total and permanently disabled Employee as determined by the Social Security Administration to be eligible to receive disability income benefits under Title II of the Social Security Act, as amended from time to time.

         2.36 "TRUST" shall mean the trust created by the trust agreement, as amended from time to time, entered into by the Company and the Trustee for the purpose of holding the Trust Fund.

         2.37 "TRUSTEE" shall mean the person or persons who may at any time be acting as trustee or trustees of the Trust.

         2.38 "TRUST FUND" shall mean all funds received by the Trustee from the Employer or any Participant or as a rollover amount as defined in Section 402(a)(5), 403(a)(4), 408(d)(3) or 409(b)(3)(C) of the Code, pursuant to the terms hereof, together with all income, profits and increments thereon, and less any expenses, losses and payments therefrom.

         2.39 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         2.40 "UNALLOCATED STOCK ACCOUNT" shall mean the account maintained pursuant to Section 5.9 hereof.

         2.41 "VALUATION DATE" shall mean the close of business on the last business day of each month, and such other date or dates determined by the Committee, in its discretion. The assets of the Plan shall be valued, and each Participant's Account shall be adjusted for income or loss on each Valuation Date.

         2.42 "YEAR OF SERVICE" shall mean each Plan Year during which the Employee has completed not less than 1,000 Hours of Service, including any such Plan Year prior to the Effective Date. For the short Plan Year which commenced October 1, 1992, an individual shall be credited with a Year of Service upon completion of 1,000 Hours of Service during the 12-month period that began January 1, 1992 and ended December 31, 1992.

      Years of Service with Ironwood Capital Partners Ltd. and its affiliated corporations shall be recognized for purposes of eligibility and vesting. Years of Service with Newhard, Cook & Co. Incorporated shall be recognized for purposes of eligibility. In addition, the Committee may designate in writing other organizations for which Years of Service with will be recognized for purposes of eligibility and/or vesting.

      Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

THE ADVEST THRIFT PLAN                                                  PAGE 5
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                                  ARTICLE III
                                 ADMINISTRATION

         3.1 COMMITTEE. The Board shall appoint the members of a Committee to be known as the Administrative Committee, which members shall hold office at the pleasure of the Board. Said Committee shall consist of not less than 3 nor more than 10 members, any one or more of whom may, but need not, be an officer of the Company or any Affiliate. If there is at any time a vacancy on the Committee for any reason, the Board or Chief Executive Officer of the Company shall fill such vacancy, but the Committee may act notwithstanding the existence of vacancies as long as there shall continue to be at least three members of the Committee. The Committee may select a Chairman from among its members.

         3.2 NAMED FIDUCIARY. The Committee is hereby designated the Named Fiduciary of the Plan, within the meaning of Section 402(a) of the Act, and subject to the provisions hereof, shall have the authority to control and manage the operation and administration of the Plan.

         3.3 POWERS OF THE COMMITTEE. The Committee shall have all powers necessary to determine in its sole discretion all questions concerning the administration of the Plan, including without limitation questions of eligibility of Employees, funding policy and the amount of any benefits payable hereunder. In addition, the Committee shall have full authority to interpret and apply the provisions hereof, including without limitation authority to correct any defects or omissions or reconcile any inconsistencies herein, in such a manner and to such an extent as it shall deem necessary or desirable to effectuate the Plan. The Committee may make such rules and regulations for the administration of the Plan and the interpretation and application of the provisions hereof, as it deems necessary or desirable. Subject to the provisions of Article XIV hereof, any determination by the Committee within the scope of its authority and any action taken thereon in good faith shall be conclusive and binding on all persons.

         3.4 DELEGATION OF DUTIES. The Committee shall have authority in its sole discretion to designate or appoint, from time to time, in writing (i) persons to render advice to it with regard to any responsibility it has under the Plan, and (ii) persons to carry out specified fiduciary responsibilities for the operation and administration of the Plan, other than any responsibility concerning the assets of the Plan provided for in the trust agreement creating the Trust. Any such person shall serve at the pleasure of the Committee and may delegate any of its powers and duties to any person referred to in clause (ii) above, subject to the limitation contained therein. Any such delegation of powers and duties shall be made and acknowledged in writing.

         3.5 ADMINISTRATOR. The Committee shall designate an Administrator of the Plan who may, but need not be, an officer of the Company or any Affiliate. In addition to carrying out any duties required of the Administrator by applicable provisions of the Act, the Administrator shall prepare and file, or cause to be prepared and filed, such reports, descriptions, summaries and statements (which may consist of copies of regularly issued broker-dealer statements with respect to the accounts) to Participants and Beneficiaries as may be necessary or desirable, within the time specified thereof. Any delegation of duties to the Administrator by the Committee shall be made and acknowledged in writing. The Administrator shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. If at any time there shall be a vacancy in the position of the Administrator, the Chairman of the Committee shall serve as Administrator until said position has been filled as herein provided, (or, if no Chairman has been designated, the Director of Human Resources at Advest).

         3.6 AGENT FOR SERVICE. The Administrator shall be the agent for service of legal process in connection with any claim or proceeding relating to the Plan.

         3.7 ACTION BY MAJORITY. Any action which the Committee is authorized or required to take may be taken by a majority of the members of the Committee then holding office. The action of such majority of the members of the Committee, expressed by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee, and shall have the same effect for all purpose as if assented to by all the members of the Committee then holding office.

         3.8 SECRETARY; ACTION BY SINGLE MEMBER. The Committee may from time to time appoint a Secretary, who may or may not be a member of the Committee and who shall serve at the pleasure of the Committee and may resign by delivering written notice to the Committee. The Committee may from time to time authorize any one or more of its members to execute any document on behalf of the Committee. The Committee shall certify to the Trustee the name of any such member authorized to act for it in its relationship with the Trustee and the extent and duration of such authorization.

         3.9 MEMBER'S OWN PARTICIPATION. The member of the Committee who is also a Participant shall not vote on the exercise of any rights or options or any other matter with respect to his individual rights as a Participant; provided, however, that this prohibition shall not be construed as preventing such member from voting on matters which affect all or a broad category of Participants.

         3.10 RECORDS. The Committee shall keep such records of its proceedings and acts as may in its discretion be necessary or desirable for the proper administration of the Plan. The Committee shall make available to each Participant or Beneficiary, for examination at its principal office or such other place as the Committee may in its sole discretion decide is necessary or desirable to make available all pertinent records to such Participant or Beneficiary, such of its records

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as may pertain to such Participant or Beneficiary, and such Participant or
Beneficiary shall have the right to examine the same during normal business hours. The Company may at any time inspect the records of the Committee or have the same inspected by an agent or Employee and may at any time demand an accounting from the Committee.

         3.11 COMPENSATION; AGENTS. Any members of the Committee may be paid such reasonable compensation for attending meetings of the Committee as may be voted by the Board in its sole discretion. All expenses properly attributable to the operations and administration of the Plan, including fees paid to agents, advisors, counsel, investment managers and other persons designated or appointed by the Committee to assist it, shall be paid by the Employer.

         3.12 BONDING; LIABILITY OF COMMITTEE. The Committee, or the Administrator, if so directed by the Committee, shall insure that each Fiduciary of the Plan, including each member of the Committee, is bonded in accordance with applicable laws, rules or regulations, including without limitation Section 412 of the Act. The Employer shall indemnify and hold harmless each member of the Committee, the Administrator, and any other Fiduciary with respect to the Plan, if he is, or was at the time of the acts or failure to act in question, a director, officer or Employee of the Employer, from any liability, claim, demand, suit or action of any type, including without limitation reasonable attorneys' fees, arising from any action or failure to act, provided that such persons acted in good faith, in a manner he reasonably believed to be in the best interests of the Plan and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

         3.13 FIDUCIARY RESPONSIBILITY. Any Fiduciary with respect to the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. In addition, any Fiduciary with respect to the Plan shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of any enterprise of a like character with like aims.

                                   ARTICLE IV
                          PARTICIPATION AND ENROLLMENT

         4.1 SERVICE REQUIREMENT. Effective April 1, 1999, every Employee of the Employer who is scheduled to work at least 20 hours per week and who is not classified by the Employer as a "temporary employee" shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date the Employee first becomes an Employee. Notwithstanding the foregoing, an Employee shall not be eligible to be allocated Employer contributions under
Section 5.1, and an Employee scheduled to work less than 20 hours per week or who is classified by the Employer as a "temporary employee" shall not be eligible to participate in the Plan at all, until the Entry Date coinciding with or next following the date one year following the date the Employee first completed an Hour of Service if he has completed 1,000 Hours of Service within that consecutive 12-month period, or if he has not completed 1,000 Hours of Service during that initial 12 consecutive months, the end of the first Plan Year in which he completes at least 1,000 Hours of Service.

      If an individual associated with an Affiliate that has not adopted the Plan meets the requirements of the preceding paragraph but is not an Employee of the Employer on the applicable Entry Date, he shall be eligible to participate in the Plan in accordance with the preceding paragraph as of the date he subsequently becomes an Employee of the Employer.

         4.2 ENTRY. Every Employee on the Effective Date who met the requirement of Section 4.1 hereof shall be eligible to participate in the Plan as of that date. Each Employee who is eligible to participate in the Plan shall become an Active Participant as of the first Entry Date after he becomes eligible. The Committee shall notify each Employee of his eligibility to participate in the Plan as of the applicable Entry Date upon meeting the requirement of Section 4.1 hereof.

         4.3 TERMINATION OF ACTIVE PARTICIPATION. If an Employee who is an Active Participant in the Plan ceases to be an Employee he shall cease to be an Active Participant.

         4.4 RE-ENTRY AFTER CEASING TO BE AN ACTIVE PARTICIPANT. If an Active Participant ceases to be an Employee but thereafter again becomes an Employee, he shall again become an Active Participant as of the date on which he again becomes an Employee.

                                   ARTICLE V
                                  CONTRIBUTIONS

         5.1     EMPLOYER CONTRIBUTIONS.

 (a) The Employer shall contribute to the Plan (for allocation to Participants' ESOP Accounts) for each Plan Year, within the time prescribed by law for filing of the income tax return for the Company's fiscal year, including any extensions thereof, in cash or Shares as determined by the Board, such amount as shall be determined by the Board; provided, however, that the Employer shall contribute in cash to the Plan hereunder amounts sufficient to pay, as they become due, all currently maturing obligations under any Stock Obligation and all amounts required under any contributions agreement between the Employer and the Trustee.

 (b) The Employer shall contribute to the Plan (for allocation to Participant's 401(k) Accounts) for each

THE ADVEST THRIFT PLAN                                                  PAGE 7
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         Plan Year, within the time prescribed by law for filing of the income tax return for the Company's fiscal year, including extensions thereof, an amount on behalf of each Active Participant, as determined by the Board, subject to the limitations of Section 5.14 hereof, according to one or both of the following formulas:

           (1) THE EMPLOYER PERCENTAGE CONTRIBUTION FORMULA. The Employer shall contribute an amount determined by the Board, which shall be allocated among the 401(k) Accounts of each Active Participant in proportion to such Active Participant's Compensation earned while an Active Participant. Such contribution made for any month shall only be allocated to Participants who receive pay on the last pay day of such month and such contribution made for any year shall only be allocated to Participants who receive pay on the last pay day of such year.

           (2) THE EMPLOYER MATCHING CONTRIBUTION FORMULA. The Employer shall contribute to the Plan an amount to be allocated among the 401(k) Accounts of each Active Participant for each Active Participant equal to such Active Participant's Employee contributions, not in excess of 2% of such Active Participant's Compensation earned while an Active Participant, which are collected by payroll deduction. Such contribution shall only be allocated to Participants with respect to Employer contributions made for a month if such Participants receive pay on the last pay day of such month and with respect to Employer contributions made for a year if such Participants receive pay on the last pay day of such year.

         5.2 EMPLOYEE CONTRIBUTIONS. Each Active Participant may contribute to the Plan in any Plan Year such amount as he may determine to be desirable; provided, however, that such contributions may not exceed $7,000 in a calendar year (as adjusted at the same time and in the same manner as provided under Section 415(d) of the Code in accordance with Treasury Regulations).

      Notwithstanding the above, the amount of each Active Participant's contribution for any Plan Year which is collected for the Plan by payroll deductions shall not exceed 15% of such Active Participant's Compensation or such other percentage as the Committee may from time to time determine. The minimum payroll deduction amount shall be determined by the Committee but shall in no event be less than $20.00 a month. Within the permissible limits, each Participant shall determine the amount of his payroll deduction by written direction to the Committee within 30 days after becoming a Participant. Thereafter, the Active Participant may change the amount of his payroll deduction contribution quarterly, or more frequently as permitted on a uniform basis by the Committee, by filing another written direction with the Committee within 30 days after the Plan's Entry Dates, or at such other times permitted by the Committee. Such contributions shall be paid by the Employer to the Active Participant's 401(k) Account not less frequently than once every 30 days.

      In addition to, or exclusive of, payroll deduction contributions, Active Participants may make lump-sum contributions from specific payroll periods to the Plan by written direction to the Committee at time periods as determined by the Committee and within the time prescribed by law for filing of the income tax return of the Company's fiscal year, including extensions.

         5.3     ACTUAL DEFERRAL PERCENTAGE TEST.

 (a) For this Article V to maintain its status as a qualified cash or deferred arrangement pursuant to Section 401(k) of the Code, the Actual Deferral Percentage for Highly Compensated Participants (as defined below) for each Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible employees for such Plan Year which meets ONE of the following tests:

           (1) The Actual Deferral Percentage of the Highly Compensated Participant group shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by 1.25, or

           (2) The excess of the Actual Deferral Percentage of the Highly Compensated Participant group over the Actual Deferral Percentage of the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the Actual Deferral Percentage of the Highly Compensated Participant group shall not exceed the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by 2. The provisions of Section 401(k)(3) of the Code and Treasury Regulations Section 1.401(k)-1(b) are incorporated herein by reference. In order to prevent the multiple use of the alternative method described in this paragraph and in Section 401(m)(9)(A) of the Code, any Highly Compensated Participant eligible to make Employee contributions pursuant to

THE ADVEST THRIFT PLAN                                                  PAGE 8
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                 this Plan or to receive Employer matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliate shall have his actual contribution ratio reduced pursuant to Treasury Regulations Section 1.401(m)-2, the provisions of which are incorporated herein by reference.

 (b) For the purpose of this Section 5.3, "Actual Deferral Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios, (calculated separately for each Active Participant in such group) of:

           (1) The Employee contributions and Employer contributions designated as Employee contributions (if any) allocated to each Highly Compensated Participant's Account for such Plan Year (and contributed to the Plan within 12 months following the end of the Plan Year) and to each Non-Highly Compensated Participant's Elective Account for the preceding Plan Year (and contributed to the Plan within 12 months following the end of the Plan Year); to

           (2) The Active Participant's 414(s) Compensation for such Plan Year or preceding Plan Year respectively.

           The actual deferral ratio for each Active Participant and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent. Employee contributions allocated to each Non-Highly Compensated Employee's Account for the preceding Plan Year shall be reduced by excess Employee contributions for the preceding Plan Year to the extent such excess amounts arise under this Plan or any other plan maintained by the Employer.

 (c) For the purpose of this Section, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a payroll deduction pursuant to Section 5.2, whether or not such contribution was made or amended.

 (d) For purposes of this Section, if two or more plans of the Employer (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), which include cash or deferred arrangements, are considered one plan for the purposes of Section 401(a)(4) or 410(b) of the Code (other than the average benefits test under Section 410(b)(2)(A)(ii) of the Code), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

 (e) For the purposes of this Section, if a Highly Compensated Participant is an Active Participant under two or more cash or deferred arrangements of the Employer or an Affiliate (other than a cash or deferred arrangement which is part of an employee stock ownership plan), all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

         5.4     ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS.

 (a) In the event that the initial allocations of the Employee contributions and Employer contributions designated as Employee contributions (if any) do not satisfy one of the tests set forth above, the Committee shall adjust excess contributions pursuant to the options set forth below:

           (1) Within 12 months after the end of the Plan Year, the Employer may make an additional Employer contribution, designated as an Employee contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.3. Such contribution shall be allocated in proportion to each such Non-Highly Compensated Participant's Compensation, and shall be treated as an Employee contribution for purposes of Articles VI and VIII of the Plan; or

           (2) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Employee contributions and Employer contributions designated as Employee contributions (if any) shall have his portion of excess Employee contributions distributed to him until one of the tests set forth above is satisfied, or until his amount of Employee contributions and Employer contributions designated as Employee contributions (if any) equals the amount of Employee contributions and Employer contributions desig-

THE ADVEST THRIFT PLAN                                                  PAGE 9
--------------------------------------------------------------------------------

                 nated as Employee contributions (if any) of the Highly Compensated Participant having the second largest amount. This process shall continue until one of the tests set forth above is satisfied. For each Highly Compensated Participant, the amount of excess contributions is equal to the Employee contributions and applicable Employer contributions (if any) used to satisfy the Actual Deferral Percentage tests on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his 414(s) Compensation. However, in determining the amount of excess Employee contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any excess Employee contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                 With respect to the distribution of excess Employee contributions, such distribution:

                 (A) may be postponed but not later than the close of the succeeding Plan Year;

                 (B) shall be made first from unmatched Employee contributions and, thereafter, simultaneously from Employee contributions which are matched (if any) and Employer matching contributions (if any) which relate to such Employee contributions provided, however, that any Employer matching contributions that are not vested, shall be forfeited in lieu of distribution;

                 (C)  shall be adjusted for income; and

                 (D) shall be designated by the Employer as a distribution of excess Employee contributions and income.

                 Any distribution of less than the entire amount of excess Employee contributions shall be treated as a pro rata distribution of excess Employee contributions and income.

      For purposes of this Section 5.4, "income" means the income or losses allocable to excess contributions which shall equal the allocable gain or loss for the Plan Year. The income allocable to excess contributions for the Plan Year is determined by multiplying the income for the Plan Year by a fraction. The numerator of the fraction is the excess contribution for the Plan Year. The denominator of the fraction is the total Participant's 401(k) Account attributable to Employee contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

         5.5     ACTUAL CONTRIBUTION PERCENTAGE TESTS.

 (a) For this Plan to maintain its qualified status, the Actual Contribution Percentage for the Highly Compensated Participant group shall not exceed the greater of:

           (1) 125% of such percentage of the Non-Highly Compensated Participant group; or

           (2) the lesser of 200% of such percentage of the Non-Highly Compensated Participant group, or such percentage of the Non-Highly Compensated Participant group plus two percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Employee contributions pursuant to Section 5.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliate and to receive Employer matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliate shall have his actual contribution ratio reduced pursuant to Treasury Regulations Section 1.401(m)-2. The provisions of Section 401(m) of the Code and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

 (b) For the purpose of this Section 5.5, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

           (1)   the Employer matching contributions (if any) made pursuant to
                 Section 5.1(b) on behalf of each such Highly Compensated Participant for such Plan Year and each Non-Highly Compensated Participant group for the preceding Plan Year; to

           (2) the Active Participant's 414(s) Compensation for such Plan Year or preceding Plan Year respectively.

THE ADVEST THRIFT PLAN                                                 PAGE 10
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         The actual contribution ratio must be rounded to the nearest one-hundredth of one percent.

 (c) For purposes of determining the Actual Contribution Percentage and the amount of excess matching contributions pursuant to Section 5.6, only Employer matching contributions (excluding Employer matching contributions forfeited pursuant to Section 3.4(a)(2)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.

 (d) For purposes of this Section, if two or more plans of the Employer (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) to which matching contributions or elective deferrals are made are treated as one plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than the average benefits test under Section 410(b)(2)(A)(ii) of the Code), such plans shall be treated as one plan for purposes of this Section 5.5. In addition, two or more plans of the Employer to which matching contributions or elective deferrals are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan.

 (e) If a Highly Compensated Participant participates in two or more plans (other than an employee stock ownership plan) which are maintained by the Employer or an affiliate to which matching contributions or elective deferrals are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this
         Section 5.5.

 (f) For purposes of Sections 5.5(a) and 5.6, the terms "Highly Compensated Participant" and "Non-Highly Compensated Participant" shall include any Employee eligible to have Employer matching contributions pursuant to
         Section 5.1(b) (whether or not a deferral election was made or suspended pursuant to Sections 5.2 and 8.2) allocated to his Account for the Plan Year.

         5.6     ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS.

 (a) In the event that the Actual Contribution Percentage for the Highly Compensated Participant group exceeds the Actual Contribution Percentage for the Non-Highly Compensated Participant group pursuant to
         Section 5.5(a), the Committee (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of Employer matching contributions, his vested portion of excess matching contributions (and income allocable to such contributions) and, if forfeitable, forfeit such non-vested Employer matching contributions (and income allocable to such forfeitures) until either one of the tests set forth in Section 5.5(a) is satisfied, or until his remaining amount equals the amount of Employer matching contributions of the Highly Compensated Participant having the second largest amount. This process shall continue until one of the tests set forth in Section 5.5(a) is satisfied. The distribution of excess matching contributions shall be made in the following order:

           (1) Employer matching contributions distributed pursuant to Section 5.4(a);

           (2)   Remaining Employer matching contributions.

 (b) Any distribution of less than the entire amount of excess matching contributions and income shall be treated as a pro rata distribution of excess matching contributions and income. Distribution of excess matching contributions shall be designated by the Employer as a distribution of excess matching contributions and income.

 (c) Excess matching contributions including forfeited matching contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

 (d) For each Highly Compensated Participant, the amount of excess matching contributions is equal to the total Employer matching contributions made pursuant to Section 5.1(b) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his 414(s) Compensation. In no case shall the amount of excess matching contributions with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 5.1(b) on behalf of such Highly Compensated Participant for such Plan Year.

 (e) The determination of the amount of excess matching contributions with respect to any Plan Year shall be made after first determining the excess contributions, if any, to be treated as employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year of this Plan.

THE ADVEST THRIFT PLAN                                                 PAGE 11
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      For purposes of this Section 5.6, "income" means the income or losses allocable to excess matching contributions which shall equal the allocable gain or loss for the Plan Year. The income allocable to excess matching contributions for the Plan Year is determined by multiplying the income for the Plan Year by a fraction. The numerator of the fraction is the excess matching contribution for the Plan Year. The denominator of the fraction is the total Participant's 401(k) Account attributable to Employer matching contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

         5.7 CREDITING OF 401(k) ACCOUNT CONTRIBUTIONS TO PARTICIPANTS. The Employer contributions identified in Section 5.1(b) above and the Employee contributions identified in Section 5.2 above for each Plan Year shall be credited as of the date of receipt by the Trust Fund to the 401(k) Accounts of Participants on whose behalf or by whom they were made.

         5.8 ALLOCATIONS OF ESOP CONTRIBUTIONS. Subject to the limitations of Section 5.14, as of the last day of a Plan Year, the sum of (a) the Shares released from the Unallocated Stock Account for that year pursuant to Section
5.9 which have not been allocated pursuant to Section 5.10, plus (b) any Employer contributions under Section 5.1(a) for that year not applied against Stock Obligations or allocated pursuant to Section 5.10, shall be allocated among the ESOP Accounts of the Participants on the basis of the percentage that each Participant's ESOP Compensation during all or that part of the Plan Year in which he was a Participant is of the total ESOP Compensation of all Participants for all or that portion of the Plan Year in which they were Participants.

      Notwithstanding the foregoing, no allocation shall be made pursuant to this Section 5.8 to the ESOP Account of a Participant who was not a Participant on the last day of the Plan Year; provided that a Participant who retires, incurs a Total Disability or dies prior to the end of a Plan Year shall be included in the allocation made pursuant to this Section 5.8.

         5.9 RELEASE OF SHARES FOR ALLOCATION. An Unallocated Stock Account shall be maintained in which the Plan's holdings of Shares which have been purchased on credit, whether or not the Shares are pledged as collateral, shall be segregated until payments on the corresponding Stock Obligations permit the release of the Shares for allocation to Participants in accordance with this
Section 5.9. Any dividends with respect to such segregated Shares which are paid by the Company in the form of additional Shares shall also be segregated in the Unallocated Stock Account and thereafter treated in the same manner as the underlying segregated Shares. For each Plan Year for which Employer contributions or earnings on contributions are applied to satisfy a portion of a Stock Obligation, a certain number of Shares held in the Unallocated Stock Account shall be released for allocation among the Participants. The number of Shares released shall bear the same ratio to the number of Shares attributable to the Stock Obligation which are then in the Unallocated Stock Account (prior to the release) as (a) the principal and interest payments made on the Stock Obligation for the Plan Year bears to (b) the payments described in clause (a) plus the total remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation. For this purpose, each Stock Obligation, the Shares purchased in connection with it, and any stock dividends on such Shares, shall be considered separately. Notwithstanding the foregoing, if a Stock Obligation provides for equal annual principal payments, and has a term not in excess of ten years, the number of Shares to be released may be determined solely with reference to principal payments made for a Plan Year. In addition, if the Stock Obligation is not made by or guaranteed by a disqualified person (as defined in Section 4975(e)(2) of the Code), the number of Shares to be released shall be determined in accordance with the terms of any pledge agreement entered into in connection with the Stock Obligation.

         5.10 ALLOCATION OF DIVIDENDS. Any cash dividends received on Shares allocated to Participants' ESOP Accounts, at the discretion of the Board, (a) shall be used to satisfy Stock Obligations, (b) shall be allocated to the Participants' respective ESOP Accounts or (c) shall be allocated to the Participants' respective 401(k) Accounts. In the event that the fair market value of all Shares released from the Unallocated Stock Account is less than the aggregate amount of cash dividends on Shares allocated to Participant's ESOP Accounts for a Plan Year used to satisfy Stock Obligations, then the Employer shall contribute an amount equal to the difference which shall be allocated among the ESOP Accounts of Participants so that the sum of the fair market value of shares released from the Unallocated Stock Account and such Employer contributions allocated to each Participant's ESOP Account equals the cash dividends on Shares allocated to such Participant's ESOP Account used to satisfy Stock Obligations. Any dividends in the form of additional Shares received on Shares allocated to Participants' ESOP Accounts shall be allocated to the same ESOP Accounts. Any cash dividends received on Shares held in the Unallocated Stock Account which are not used to satisfy Stock Obligations shall be included in the net income (or loss) of the Trust for the Plan Year. Notwithstanding the foregoing, any cash dividends received on Shares which are distributed to Participants pursuant to Section 5.11 shall not be allocated to their accounts.

         5.11 PASS-THROUGH OF DIVIDENDS. Any cash dividends received by the Trust on Shares allocated to Participants' ESOP Accounts shall be paid in cash to such Participants, rather than being allocated to Participants' ESOP Accounts pursuant to Section 5.10, not later than 90 days after the close of the Plan Year in which such dividends are paid, if the Board so directs the Trustee.

THE ADVEST THRIFT PLAN                                                 PAGE 12
--------------------------------------------------------------------------------

         5.12 ROLLOVERS AND TRANSFERS. An Employee may, with the consent of the Committee, which shall be granted or withheld in a nondiscriminatory manner, roll over to the Employee's 401(k) Account within 60 days of his receipt thereof, all or any part of the amount distributed to him in cash or in kind within one taxable year of the Employee as a rollover amount, as defined in
Section 402(a)(5), 403(a)(4), 408(d)(3) or 409(b)(3)(C) of the Code, or from a conduit individual retirement account under Sections 402 and 408 of the Code, to the extent permitted by the Code; provided, however, that no such rollover amount may include any amounts constituting the Employee's contributions. The Committee may require such information or documentation with respect to any such rollover contribution hereunder as it deems necessary or desirable. Any expenses related to such rollover account shall be allocated to such 401(k) Account.

      Amounts may be transferred by the Employer from other tax qualified plans under Section 401(a) of the Code maintained by the Employer provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be placed in the Participant's 401(k) Account. This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code
Section 401(a)(11) and the regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the violation of Code Section 411(d)(6).

         5.13 ALLOCATION OF FORFEITURES. As of the end of each Plan Year, the Administrator shall determine the value of forfeitures, pursuant to Section
10.13 hereof, during the Plan Year then ending. The Administrator shall use the portion of such forfeitures attributable to Employer contributions pursuant to
Section 5.1(b) and earnings thereon to reduce the Employer contribution calculated pursuant to Section 5.1(b) for the Plan Year in which such forfeitures occur. The Administrator shall apply the portion of such forfeitures attributable to amounts held in Participants' ESOP Accounts to the payment of administration of the Trust Fund, with any remaining balance allocated among the ESOP Accounts of Active Participants in proportion to each Active Participant's ESOP Compensation for such Plan Year.

         5.14 LIMITATION. Anything to the contrary herein notwithstanding, in no event shall the sum of annual additions to an Active Participant's Account in any Plan Year attributable to (1) Employer contributions (including contributions made by the Employer pursuant to Section 401(k) of the Code) and forfeitures and (2) Employee contributions, when combined with any annual additions to such Active Participant's account under any other defined contribution plan maintained by the Employer, be greater than the lesser of (1) $30,000 (as adjusted under Section 415(d) of the Code), or (2) 25% of all the Active Participant's Compensation from the Employer. For any Plan Year in which no more than one-third (1/3) of the Employer contributions are allocated to Participants who are highly compensated employees within the meaning of Section 414(q) of the Code, for purposes of this Section 5.14, "Annual Additions" shall not include forfeitures of Shares acquired with the proceeds of a Stock Obligation and contributions that are deductible under Section 404(a)(9)(B) of the Code and are charged against the Participant's ESOP Account. For purposes of this Section 5.14, Employer contributions used to repay principal and interest on a Stock Obligation shall be treated as a contribution of Shares to the Plan. Any excess amount hereunder (i) to the extent of Employee contributions in such Plan Year pursuant to Section 5.2 shall be returned to such Active Participant; and (ii) to the extent of Employer contributions pursuant to Section 5.1 shall be applied to reduce any further Employer contributions under this Plan.

      Amounts allocated to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued in taxable years ending after such date, which are attributable to post- retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as annual additions to a defined contribution plan.

         5.15 SPECIAL TRANSFERS. Except for purposes of Section 5.3 and 5.4 hereof, all amounts transferred to the Plan from the Ironwood Capital Partners Ltd. 401(k) Plan, and such other plans as may be designated in writing by the Committee, shall be treated as Employee contributions pursuant to Section 5.2 of the Plan.

                                   ARTICLE VI
                                     VESTING

         6.1 VESTING. An Active Participant shall have a vested right to any Employer contributions and earnings thereon, in accordance with the following schedule:

         YEARS OF SERVICE       NON-FORFEITABLE PERCENTAGE
         ----------------       --------------------------

                1                           10%
                2                           25%
                3                           40%
                4                           55%
                5                           70%
                6                           85%
                7 or more                  100%

THE ADVEST THRIFT PLAN                                                 PAGE 13
--------------------------------------------------------------------------------

         (b) Notwithstanding the foregoing, the following contributions shall at all times be fully vested and non-forfeitable:

                   (1)   All Employee contributions made by a Participant;

                   (2) All amounts transferred to the Trust Fund representing a Participant's interest in The Advest Group, Inc. Employees' Retirement Plan;

                   (3) All amounts transferred to the Trust Fund representing a Participant's interest in The Advest Group, Inc. Incentive Savings Plan; and

                   (4) All Employer contributions made on behalf of an Active Participant who has attained his Normal Retirement Date, or in the event of his Total Disability or death.

                                  ARTICLE VII
                              INVESTMENT ELECTIONS

         7.1 INVESTMENT OF CONTRIBUTIONS. Each Participant shall elect with respect to amounts held in his 401(k) Account to have such funds invested in any one or more of the Investment Vehicles. Each Participant shall make such election by filing an investment selection form with the Committee upon becoming a Participant. Such investment selection for contributions may be changed effective as of any Investment Date, provided that a properly completed investment selection form is received by the Committee not less than 10 days prior to such Investment Date or otherwise as permitted by the Committee in a nondiscriminatory manner.

      In the event that a Participant wishes to liquidate his investment in any Investment Vehicle and reinvest in another, he must so indicate on a properly completed investment selection form or otherwise as permitted by the Committee in a nondiscriminatory manner. Such changed investment selection will be effective as of any Investment Date, provided that the properly completed investment selection form is received by the Committee not less than 10 days prior to such Investment Date or otherwise as permitted by the Committee in a nondiscriminatory manner. The liquidation of the previous Investment Vehicle will occur within 5 business days of receipt of the properly completed investment selection form by the Committee.

      Investments in the Investment Vehicles described in Section 2.27(f) hereof shall be subject to the following conditions:

         (a) All purchases and sales of securities must be executed by the Company as broker or must be principal transactions between the Plan and the Company, to the extent permitted by the Act, the Code and other applicable laws;

         (b) If brokerage commissions are charged by the Company, such commissions will be charged by the Company to the Account for which a securities transaction is executed, and such charges will comply with the recapture provisions of Department of Labor Prohibited Transaction Class Exemption 86-128 which permits the Company to execute securities transactions for the Plan provided that it credits to the Plan all charges relating to effecting or executing the securities transactions, less reasonable and necessary expenses, including reasonable and direct expenses (such as overhead costs) properly allocated to the performance of these transactions under generally accepted accounting principles, and further provided that the notice and record keeping requirements of PTCE 86-128 are complied with; and

         (c) Investments shall be made in accordance with such rules as may be established by the Committee from time to time.

      Pending the investment of contributions in, or the shifting of investments among, the Investment Vehicles, funds shall be invested in such short-term investment vehicle(s) as the Committee shall determine.

                                  ARTICLE VIII
                                   WITHDRAWALS

         8.1 HARDSHIP WITHDRAWALS. The Committee, at the election of an Active Participant, shall direct the Trustee to distribute to any Active Participant in any one Plan Year all or part of the vested portion of his 401(k) Account (excluding post-1988 earnings on Employee contributions to the Plan and to The Advest Group, Inc. Incentive Savings Plan that have been transferred to the Plan). For purposes of this Section 8.1, a withdrawal shall be authorized only if the distribution is on account of:

         (a) Expenses for medical care described in Code Section 213(d) previously incurred by the Active Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain the medical care described in Section 213(d);

         (b) Costs directly related to the purchase of a principal residence for the Active Participant (excluding mortgage payments);

         (c)     Funeral expenses for a member of the Active Participant's
                 Family;

THE ADVEST THRIFT PLAN                                                 PAGE 14
--------------------------------------------------------------------------------


         (d) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Active Participant, his spouse, children or dependents; or

         (e) The need to prevent the eviction of the Active Participant from his principal residence or foreclosure on the mortgage of the Active Participant's principal residence.

      No distribution shall be made pursuant to this Section unless the Committee, based upon the Active Participant's representation and such other facts as are known to the Committee, determines that all of all of the following conditions are satisfied:

         (a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Active Participant; and

         (b) The Active Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, including the Plan; provided, however, that the Active Participant will not be required to obtain a nontaxable loan if the loan would disqualify the Active Participant from obtaining other necessary financing.

         8.2 If an Active Participant receives a hardship withdrawal pursuant to Section 8.1, such Active Participant's Employee contributions will be suspended until January 1 of the second calendar year after receipt of the hardship withdrawal.

      Application for withdrawal shall be made on such forms as the Committee prescribes and shall contain the information required by such forms, including the Investment Vehicle(s) from which the withdrawal is to be made. Only one such withdrawal shall be permitted in any six month period.

      The withdrawal shall be paid to the Participant within 30 days after the Active Participant's application form is approved by the Committee. The Active Participant's 401(k) Account shall be charged accordingly as of such date.

      No make-up contributions will be permitted.

                                   ARTICLE IX
                                      LOANS

         9.1 LOANS. The Committee may, upon receipt of a completed loan application form by an Active Participant or a Participant who is a "party in interest" as defined in Section 3(14) of the Act, direct the Trustee to make a loan to such Participant from the Investment Vehicle(s) credited to the 401(k) Account of such Participant as the Participant directs. Employees who are not Active Participants shall also be eligible to request loans, and all references to Participants in this Article IX shall include such Employees. Each Participant may have no more than 2 loans outstanding at one time, and no loan may be for less than $500. No Participant may receive more than 2 loans in any twelve-month period. In no event shall the total of any such loan or loans to any one Participant (when aggregated with other loans under this Plan or any other qualified plan of the Employer) exceed the lesser of:

 (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

 (b) 50% of the present value of the nonforfeitable Accrued Benefit of the Employee attributable to his 401(k) Account.

      The balance of the Participant's 401(k) Account will be determined as of the date the application is approved by the Committee.

      Any loan, shall, by its terms, require that repayment (principal and interest) be amortized in level payments, not less frequently than monthly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. Any such loan shall provide for monthly payments of not less than $20 each and shall be immediately due and payable in full upon death, disability or separation from service.

         9.2 RATE OF INTEREST. Each loan shall bear a reasonable rate of interest, determined by the Committee. The Committee, in determining the interest rate, shall take into consideration the rates of interest currently being charged by lenders. Loans may bear different interest rates, if in the Committee's opinion, the difference is justified by different terms for repayment or changes in economic conditions. The rate of interest need not be fixed for the term of the loan. In no event shall the interest rate exceed the maximum legal rate that may be charged to individuals for loans of this nature. All interest and principal payments shall be credited to the 401(k) Account of the Participant to whom the loan is made.

      Every Participant with an outstanding loan from the Plan shall receive a clear statement (which may consist of copies of the periodic statements issued with respect to the Participant's Account) of the charges involved.

         9.3 COMMITTEE APPROVAL. The Committee shall approve loan applications and determine rate of interest in a uniform and nondiscriminatory manner. Loans shall be available to all such Participants on a reasonably equivalent basis as determined by the Committee, and, in approving such loans, the Committee shall not discriminate in favor of Highly

THE ADVEST THRIFT PLAN                                                 PAGE 15
--------------------------------------------------------------------------------

Compensated Employees or officers of the Company as to the amount of such loans in proportion to the Participant's 401(k) Account or the rate of interest. All loans shall comply with the requirements of Section 408(b)(1) of ERISA as amended.

         9.4 LOAN COLLATERAL. Each loan shall be made against the collateral of the assignment of 50% of the Participant's entire right, title and interest in and to his 401(k) Account. In addition to the assignment of the Participant's 401(k) Account, the Committee may, in its discretion, require such additional collateral as it may deem necessary from time to time to adequately secure such loan. In the event of a default by a Participant in the repayment of any loan provided for hereunder and the Participant has not supplied other satisfactory collateral, the Participant's 401(k) Account under this Plan shall be charged with the full unpaid balance of the loan, together with any accrued but unpaid interest thereon (up to an amount equal to the collateral), at the time of the earlier of the Participant's termination of service with the Employer, his retirement or his disability.

      For purposes of this Section, a loan made to a Participant shall not be treated as an assignment or alienation of any benefit due to the fact that the loan will be secured by the Participant's 401(k) Account and will be exempt from the tax imposed on prohibited transactions according to Section 4975(d)(1) of the Code.

      No distribution under the Plan, other than withdrawals made pursuant to
Article VIII, shall be made to any Participant or to the Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest hereto, have been liquidated. The Committee shall have the right to apply to the repayment of any loan and the accrued interest thereon the amount of any distribution from the Trust Fund to which the Participant or his Beneficiary becomes entitled to satisfy the liquidation of such loan.

         9.5 USERRA COMPLIANCE. Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u).

                                   ARTICLE X
                               PAYMENT OF BENEFITS

         10.1 PAYMENT OPTIONS. The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to the Participant or his Beneficiary the Participant's vested Accrued Benefit under the Plan in one or more of the following methods:

 (a) One lump-sum payment in cash or in kind to the extent the Participant so elects; or

 (b) For an amount in a Participant's Account equal to the balance of such Participant's Accounts under The Advest Group, Inc. Incentive Savings Plan and The Advest Group, Inc. Employees' Retirement Plan on September 30, 1989, payments over a period certain in monthly, quarterly, semiannual, or annual installments, in cash or in kind to the extent the Participant so elects, not extending beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

         10.2 COMMENCEMENT OF BENEFIT PAYMENTS. The payment of benefits under the Plan shall be made or begin on or after the date a Participant terminates his service with the Employer and not later than the 120th day after the Participant terminates his service with the Employer (or, in the event of a Participant's Total Disability, within 120 days after the determination of Total Disability). In addition, payment of a Participant's benefits may be made or begin, at the Participant's election, at any time on or after January 1 of the calendar year in which the Participant attains age 70-1/2. Notwithstanding the foregoing, payment of a Participant's benefits shall be made or begin not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five percent owner" at any time during the five Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

         10.3 FORM OF PAYMENT TO PARTICIPANTS. A Participant's benefits held in a Participant's ESOP Account shall generally be paid in Shares. In connection with a distribution, the Administrator shall cause the portion of the Participant's interest in his ESOP Account not held in Shares to be used to purchase Shares on the stock exchange, if any, on which the Shares are primarily traded, or, if Shares are not primarily traded on a stock exchange, on the over-the-counter market, or, if neither of the above is applicable, at their current fair market value as determined pursuant to Section 10.7. Any fractional shares credited to a Participant's Accounts shall be converted into cash at the Shares' current fair market value as determined pursuant to Section 10.7. Notwithstanding the foregoing, a Participant may elect pursuant to rules adopted by the Committee to receive benefits held in his ESOP Account in the form of cash. In addition, if a Participant has less than 100 Shares credited to his ESOP Account, his benefits attributable to his ESOP Account shall be paid in the form of cash, unless the Participant elects to receive benefits in the form of Shares. If a Participant is to receive a distribution in cash, the Shares credited to the Participant's ESOP Account shall be sold on the stock exchange, if any, on which the Shares are primarily traded, or, if Shares are not primarily traded on a stock exchange, on the over-the-counter market, or, if neither of the above is applicable, shall be converted into cash at their current fair market value as determined pursuant to Section 10.7, and the Participant shall be paid the proceeds.

THE ADVEST THRIFT PLAN                                                 PAGE 16
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         10.4    PUT OPTION.

 (a) In the event that Shares are distributed pursuant to this Article X, such Shares shall be subject to a put option, if, when distributed, such Shares are (i) not listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under section 15A(b) of the Securities Exchange Act ("Publicly Traded") or (ii) subject to a restriction ("Trading Restriction") under any Federal or state securities law or any regulation thereunder or under an agreement which makes such Shares not as freely tradable as Shares not subject to such restriction.

 (b)     The put option shall be exercisable by the distributee of the Shares.

 (c) The put option shall permit the shares to be put to the Company at their fair market value as determined pursuant to Section 10.7.

 (d) The put option shall be exercisable at any time during the 60 day period commencing on the date of distribution of the Shares. If the distributee does not exercise the put option within such 60 day period, the option will temporarily lapse. After the close of the Company's taxable year in which such temporary lapse occurs and following a determination of the fair market value of the Shares as of the end of that taxable year, the Company shall notify each distributee who did not exercise the initial put option in the preceding year of the fair market value of the Shares. Each such distributee shall then have the right to exercise the put option at any time during the 60 day period following such notice. If the distributee does not then exercise this put option, the shares will cease to be subject to any put option.

 (e) Payment upon exercise of the put option shall be made or commence no later than 30 days after exercise and, in the discretion of the Company, shall be in a lump sum or in substantially equal periodic installments (not less frequently than annually) which shall extend over a period not to exceed five years from the date of exercise, with interest at a reasonable rate on the unpaid balance; provided, however, that if the Shares with respect to which the put option is exercised were not part of a distribution of the entire Accrued Benefit of the Participant attributable to the Participant's ESOP Account within one taxable year of the recipient, payment must be made in a lump sum.

 (f) If payment upon exercise of the put option is to be made by the Company in installments, the Company shall deliver to the distributee its promissory note which provides to the distributee the right to require full payment if the Company defaults in the payment of a scheduled installment. The Company shall also deliver to the distributee adequate security for the outstanding amount of the promissory note.

         10.5 PROTECTIONS AND RIGHTS. Except as provided in Section 10.4 or as otherwise required by law, no Shares acquired with the proceeds of a Stock Obligation may be subject to a put, call or other option, or buy-sell or similar arrangements, while held by or when distributed from the Plan.

         10.6 PROTECTIONS AND RIGHTS NONTERMINABLE. The provisions of Sections 10.4 and 10.5 are nonterminable, and shall continue notwithstanding the repayment of any Stock Obligation the proceeds of which were used to acquire Shares and notwithstanding the fact that the Plan ceases to be an employee stock ownership plan.

         10.7 FAIR MARKET VALUE. The fair market value of Shares on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which the Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if Shares are not primarily traded on a stock exchange, the average of the high and low sales prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established no less frequently than annually by an independent appraiser that does not otherwise provide service to the Company and that meets requirements similar to those contained in Treasury regulations under Section 170(a)(i) of the Code.

         10.8 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS. Notwithstanding any other provisions of the Plan, other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000, a Participant may elect to have the portion of the Participant's ESOP Account attributable to Shares, distributed as follows:

 (a) If the Participant separates from service by reasons of retirement, death, or Total Disability, the distribution of such portion of the Participant's ESOP Account will be made not later than one year after the close of the Plan Year in which such event occurs.

 (b) If the Participant separates from service for any reason other than those enumerated in paragraph (a) above and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's ESOP Account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the participant separated from service.

 (c) If the Participant separates from service for a reason other than those described in paragraph (a) above and

THE ADVEST THRIFT PLAN                                                 PAGE 17
--------------------------------------------------------------------------------


         is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Section 10.8.

For purposes of this Section 10.8, Shares shall not include any Shares acquired with the proceeds of a Stock Obligation until the close of the Plan Year in which such Stock Obligation is repaid in full.

         10.9    SPECIAL DISTRIBUTIONS TO QUALIFIED PARTICIPANTS.

 (a) DEFINITIONS. For the purposes of this Section 10.9, the following terms shall have the following meanings:

                   (i) "Qualified participant" shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

                   (ii) "Qualified Election Period" shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

 (b) ELECTION BY QUALIFIED PARTICIPANT. Each Qualified Participant shall be permitted to direct the Plan to distribute up to 25% of the value of the Participant's ESOP Account balance as of the last day of a Plan Year attributable to Shares (to the extent such portion exceeds the amount to which a prior election or elections under this subsection (b) applies) by written notice delivered to the Committee within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan to distribute up to 50% of the value of such ESOP Account balance (to the extent such portion exceeds the amount to which a prior election or elections under this subsection (b) applies). Such distribution shall be made by the Plan within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to the put option provisions of Section
         10.4 hereof. This Section 10.9 shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution in excess of $5,000. If the Participant does not consent, such amount shall be retained in the Plan.

         10.10 CHANGE OF PAYMENT METHOD. If benefits are being paid to a Participant or to a Beneficiary in installments, the Participant (or the Beneficiary, if the Participant is deceased) may, as of the end of any Plan Year, direct that the amount then credited to the Account of such Participant be paid in a lump sum.

         10.11 CONSENT TO DISTRIBUTIONS. Notwithstanding anything to the contrary contained in this Plan, if the value of a Participant's Account exceeds $5,000, no distribution of such Account shall be made prior to the earlier of such Participant's attainment of age 65 or such Participant's death unless such Participant shall consent in writing to such distribution.

         10.12 DIRECT TRANSFERS. If a Participant (or Beneficiary) is to be a recipient of an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code) from the Plan and elects to have such distribution paid directly to an eligible retirement plan and specifies the eligible retirement plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified. The above provision shall apply (a) only to the extent that the eligible rollover distribution would be includable in gross income if not transferred as provided above (determined without regard to Sections 402(c) and 403(a)(4) of the Code) and (b) only to the extent required by the Code. For purposes of this Section 10.12, "eligible retirement plan" shall have the meaning set forth in Section 402(c)(8)(b) of the Code, except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of rollover distributions.

         10.13 FORFEITURES. Any portion of the Account of a Participant who incurs five consecutive 1-Year Breaks in Service other than by reason of death, retirement or Total Disability, which is not vested at the time of such 1-Year Breaks in Service, shall be forfeited and allocated pursuant to Section 5.13. In addition, if a Participant who terminates employment other than by reason of death, retirement or Total Disability receives a lump sum distribution of the entire vested portion of his Account no later than the close of the second Plan Year following the Plan Year in which termination of employment occurs, and before incurring five consecutive 1-Year Breaks in Service, he shall forfeit the unvested portion of his Account if either: (1) the amount of the distribution from his Account is not in excess of $5,000 (or such greater amount that may be established by Treasury Regulations under Section 411(a)(7)(B) of the Code), or
(2) the Participant requests the lump sum distribution. Any amount forfeited pursuant to the preceding sentence shall be restored to the Account of the Participant if he returns to work with the Employer before incurring five consecutive 1-Year Breaks in Service and repays the entire amount of the distribution before the fifth anniversary of his date of reemployment. The amount restored shall be the exact amount forfeited without adjustment for gains or losses incurred subsequent to the distribution. If restoration is no

THE ADVEST THRIFT PLAN                                                 PAGE 18
--------------------------------------------------------------------------------

longer permissible under the foregoing rules, the forfeited amounts shall be allocated pursuant to Section 5.13.

                                   ARTICLE XI
                                 DEATH BENEFITS

         11.1 DISTRIBUTION UPON DEATH. In the event a Participant ceases to be an Employee through the death of the Participant, prior to his retirement, the Accrued Benefit credited to his Account shall be determined as of the Valuation Date coinciding with or next following the date of death. The Accrued Benefit and any amounts that are contributed, pursuant to Article V hereof, to the Participant's Account for the Plan Year in which the Participant's death occurs shall be paid to his Beneficiary. In the event of the death of a Participant after ceasing to be an Employee, but prior to the complete distribution to him of the balance of his Account, any unpaid amount at the time of his death shall be payable to his Beneficiary.

      The Participant's vested Accrued Benefit shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary): (a) One lump-sum payment; or (b) For an amount in a Participant's Account equal to the balance of such Participants account under The Advest Group, Inc. Incentive Savings Plan on September 30, 1989, payments over a period certain in monthly, quarterly, semiannual, or annual cash installments over a period to be determined by the Participant or his Beneficiary, and in installments as nearly equal as practicable. After periodic installments have commenced, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

      If a Beneficiary designation designating both a primary and an alternate Beneficiary is in effect at the time of a Participant's death and the Participant's vested Accrued Benefit is payable in installments, the installments shall be paid to the primary Beneficiary for his lifetime if said primary Beneficiary is living at the death of the Participant, and upon the death of the primary Beneficiary, or upon the death of the Participant if the primary Beneficiary is not then living, any unpaid installments shall be paid to the alternate Beneficiary.

      Notwithstanding anything herein to the contrary, if the distribution of a Participant's vested Accrued Benefit has begun in accordance with a method selected in Section 10.1 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 10.1 as of his date of death. If a Participant dies before he has begun to receive any distributions of his vested Accrued Benefit, his entire vested Accrued Benefit shall be distributed to his Beneficiaries within five years after his death. This five-year distribution requirement shall not apply to any portion of the deceased Participant's vested Accrued Benefit which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over a period not extending beyond the life expectancy of such designated Beneficiary, provided such distribution begins not later than one year after the date of the Participant's death, or such later date as may be prescribed by Treasury Regulations. However, in the event that the Participant's spouse is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age 70-1/2. If the surviving spouse dies before the distributions to such spouse begin, then the five-year distribution requirement shall apply as if the spouse were the Participant. Any amount paid to a child shall be treated as if paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under Treasury Regulations).

         11.2 DESIGNATION OF BENEFICIARY. In the event of the death of a Participant or former Participant, any benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, or to any other Beneficiary who may be designated by the Participant as hereinafter provided if such surviving spouse consents thereto or if there is no surviving spouse. For purposes of entitlement to receive benefits pursuant to the foregoing sentence, only a spouse who has been married to the Participant for the 1-year period ending on the date of the Participant's death shall be considered a surviving spouse unless otherwise specifically provided by a qualified domestic relations order pursuant to Section 414(p)(5) of the Code.

      The consent of a surviving spouse to the designation of any other Beneficiary shall be made in writing on a form provided by the Administrator, which form shall contain the surviving spouse's acknowledgment of the effect of such consent and shall be witnessed by the Administrator, his representative, or a notary public. Notwithstanding the foregoing, such written consent shall not be required if it is established to the satisfaction of the Administrator or his representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

      Subject to the foregoing paragraphs of this Section, each Participant shall have the right at any time to designate a primary and an alternate Beneficiary to receive any benefits payable hereunder on the death of the Participant, and from time to time to change any such designation. Each such designation shall be evidenced by a written instrument filed with the Committee, signed by the Participant. Such designation or change made pursuant to the first sentence of this paragraph shall take effect as of the date of execution of such written instrument, whether or not the Participant is

THE ADVEST THRIFT PLAN                                                 PAGE 19
--------------------------------------------------------------------------------

living at the time of such filing, but without prejudice to the Trust Fund on account of any payments made before receipt of such written instrument by the Committee.

                                  ARTICLE XII
                          STOCK RIGHTS OF PARTICIPANTS

         12.1 VOTING RIGHTS. Each Participant (or, in the event of his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which Shares allocated to his ESOP Account are to be voted on each matter brought before an annual or special stockholders' meeting of the Company. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such Shares allocated to such Participant's ESOP Account shall be voted on each such matter; provided, however, that the Committee shall in a timely manner provide the Trustee with such proxy solicitation material and forms, and shall also provide the Trustee with the mailing address of each Participant (or Beneficiary). Upon timely receipt of such directions the Trustee shall on each such matter vote as directed the number of shares (including fractional Shares) allocated to such Participant's ESOP Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or Employees of the Company or any Affiliate. The Trustee, to the extent consistent with the Act, shall vote both allocated Shares for which it has not received direction, as well as unallocated Shares, in the same proportion as directed Shares are voted, and the Trustee shall have no discretion in such matter.

         12.2 RIGHTS ON TENDER OR EXCHANGE OFFER. Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of Shares allocated to his ESOP Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Shares. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer; provided, however, that the Committee shall in a timely manner provide the Trustee with all such information, and shall also provide the Trustee with the mailing address of each Participant (or Beneficiary). Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to Shares. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or Employees of the Company or any Affiliate. If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any Shares with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter. Unallocated Shares shall be tendered or exchanged by the Trustee in the same proportion as Shares with respect to which Participants (or Beneficiaries) have the right of direction are tendered or exchanged, and the Trustee shall have no discretion in such matter.

         12.3 RIGHTS IN EVENT OF DEFAULT. Notwithstanding the provisions of Sections 12.1 and 12.2, the rights provided in those sections with respect to unallocated Shares may be exercised by the lender under any Stock Obligation, the proceeds of which were used to purchase such Shares, to the extent provided by the terms of such Stock Obligation in the event of any default thereunder.

                                  ARTICLE XIII
                               TERMINATION OF PLAN

         13.1 TERMINATION. Although the Company hopes to continue the Plan and its contributions to the Trust Fund indefinitely, the Company may, by action of the Board, for any reason, terminate the Plan, in whole or in part, and all further contributions to the Trust Fund at any time. Any liability of the Company hereunder shall automatically terminate upon its being legally dissolved, upon the filing of a petition in bankruptcy (either voluntarily or involuntarily) or upon its making any general assignment for the benefit of creditors.

         13.2 DISTRIBUTION. Upon (1) the termination, in whole or in part, of the Plan, (2) the complete discontinuance of contributions by the Employer to the Trust Fund, or (3) the termination of the liability of the Company, as provided for in Section 13.1 hereof, the Committee shall make a final allocation of Employer contributions, if any, and net earnings or losses in the manner prescribed herein to the Accounts of Participants who are Employees of the Employer. Thereafter, the funds in the Accounts of each Participant shall be paid and distributed to such person under any one or more of the options set forth in Article X hereof, upon the earliest of (1) a date that is not more than 60 days following the later of termination of the Plan or receipt of a favorable determination letter (if requested) from the Internal Revenue Service following such termination, but only if another defined contribution plan (other than an employee stock ownership plan) has not been established or is not maintained by the Employer, (2) the Participant's attainment of age 59 1/2, (3) the Participant's termination of employment with the Employer, (4) the Participant's Total Disability, or (5) the Participant's death. Any final payment or distribution to any Participant or Beneficiary in accordance with the provisions hereof shall be in full satisfaction of all claims against the Employer, the Trust Fund, the Trustee and the Committee.

         13.3 FINAL EXPENSES. Notwithstanding anything to the contrary herein, all expenses of the administration of the Trust Fund, and other expenses incident to the termination and distribution of the Trust Fund, incurred prior to or after the

THE ADVEST THRIFT PLAN                                                 PAGE 20
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termination of the Plan, shall be paid from the Trust Fund, unless voluntarily paid by the Employer.

                                  ARTICLE XIV
                                AMENDMENT OF PLAN

         14.1 AMENDMENT. The Company shall have the right, by action of the Board, to modify or amend this Plan, in whole or in part, at any time and from time to time; provided, however, that no such action shall adversely affect Participants to the extent of their vested benefits, nor shall such action decrease a Participant's Accrued Benefit or eliminate an optional form of distribution. Any such modifications or amendments may be made retroactively.

      If the Plan shall at any time become a transferee of a plan which is subject to the requirements of Section 401(a)(11)(A) of the Code, the Plan will be amended to meet said requirements.

         14.2 TRUSTEE. The Committee shall deliver a copy of each amendment to the Plan, and the Board resolution adopting the same, to the Trustee promptly after its adoption. No amendment shall be made that would adversely affect the Trustee or impose additional duties on it without the Trustee's written consent thereto.

         14.3 CHANGE IN VESTING. If an amendment or a change in the top-heavy status of the Plan changes the vesting schedule of the Plan, as set forth in
Section 6.1 hereof, any Active Participant having three or more years of service, within the meaning of Section 1.411(a)-8(b)(3) of the Treasury Regulations, on the date which is 60 days after such amendment or change is adopted or becomes effective (or, if later, 60 days after written notice of the amendment or change is given) may, no later than the end of the election period, elect to remain subject to the vesting schedule in effect prior to such amendment or change. For purposes of the foregoing, the "election period" shall begin on the date the amendment changing the vesting schedule is adopted or the date on which the Plan's top-heavy status is changed and shall end no earlier than the latest of the following dates (provided that in the case of a change in the Plan's top-heavy status, only clause (ii) shall apply):

             (i) the date which is 60 days after the day the Plan amendment is adopted;

             (ii) the date which is 60 days after the day the Plan amendment becomes effective or the top-heavy status of the Plan changes; or

             (iii) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Employer or the Committee.

                                   ARTICLE XV
                                CLAIMS PROCEDURE

         15.1 CLAIMS. Each Participant and Beneficiary of the Plan shall submit all claims for benefits, claims relating to the amount or manner of any distribution, and any other request relating to any Account, in writing, to the Administrator of the Plan. The Administrator shall within a reasonable period of time, but not later than 60 days after receipt thereof, either approve or deny such claim or request, either wholly or in part, and notify the claimant in writing of the action taken.

         15.2 NOTICE OF DENIAL. If such claim or request is wholly or partially denied, the written notice of the Administrator shall set forth in a manner calculated to be understood by the claimant:

 (a)     specific reason for the denial;

 (b) specific reference to the pertinent Plan provisions on which the denial is based;

 (c) specific reference to any additional material or information necessary for the claimant to perfect review of the claim and explanation of why such material or information is necessary; and

 (d)     an explanation of the Plan's claims review procedure.

         15.3 REVIEW. Upon denial of such a claim or request, the claimant shall be entitled within 60 days after the receipt of written notice of denial by the Administrator:

 (a)     to request, in writing, a review by the Committee of the denial;

 (b)     to review pertinent documents; and

 (c)     to submit issues and comments in writing.

      This 60-day period may be extended in special circumstances.

      The Committee shall render a decision on its review of the denial promptly, but not later than 60 days after the receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered not later than 120 days after the receipt of a request for review.

      The decision of the Committee shall be in writing and shall set forth reasons therefore stated in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions on which the decision is based. All interpretations, determinations, decisions and other actions of the Committee, taken in accordance with the provisions hereof shall be final, conclusive and binding on all parties.

THE ADVEST THRIFT PLAN                                                 PAGE 21
--------------------------------------------------------------------------------

                                   ARTICLE XVI
                                   THE TRUSTEE

         16.1 All contributions hereunder to the Trust Fund shall be held, in trust, by such Trustee as may be selected by the Board, from time to time, under a trust agreement approved by the Board, with such powers in the Trustee as to investment, reinvestment, control and disbursement of all or part of the Trust Fund as the Board shall approve and as shall be in accordance with the provisions hereof. The Board may in its sole discretion remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board shall designate a successor Trustee.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

         17.1 The Plan and the Trust provided for hereunder are created for the exclusive benefit of the Participants and their Beneficiaries. Under no circumstances whatsoever shall any assets of the Trust Fund ever revert to, or be used or enjoyed by, the Employer, or any successor thereto, nor shall any such assets ever be used other than for the exclusive benefit of the Participants or their Beneficiaries.

         17.2 No Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund established hereunder, except as expressly provided for herein, and no Employee shall be deemed to possess a right to share in any moneys allocated by the Committee as hereinabove set forth, except as herein provided.

         17.3 Participation in the Plan shall not give any Participant the right to continue as an Employee of the Employer or any right or claim to a retirement pension unless the right to such retirement pension is provided for herein.

         17.4 All decisions of the Committee hereunder shall be made in a uniform, nondiscriminatory manner.

         17.5 Whenever the Company or any Affiliate is permitted or required under the terms of this Plan to take any action, it shall be done by its Board of Directors or its Executive Committee and shall be evidenced by proper resolutions certified by the appropriate officers.

         17.6 The Plan shall not be automatically terminated by the Company's acquisition by, or merger into, any other company. The Plan shall be continued after such merger if the successor company agrees to continue the Plan. All rights to amend or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

      The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if the benefit each Participant would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

         17.7 To the extent permitted by law and with the exception of payments pursuant to a qualified domestic relations order within the meaning of
Section 414(p) of the Code, no benefit payable hereunder shall be subject in any manner to anticipation, assignment, garnishment, or pledge. Any attempt to anticipate, assign, garnishee or pledge the same will be of no effect. No such benefits will be in any manner liable for or subject to the debts, liabilities, or torts of any Participants, and if any Participant is adjudicated bankrupt or attempts to anticipate, assign or pledge any such benefits, then such benefits will, in the discretion of the Committee, cease. In such event, the Committee will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may in its discretion deem proper.

      Notwithstanding any provision of this Section to the contrary, an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).

         17.8 A Participant shall not, with or without cause, be divested of any Accrued Benefits under the terms of the Plan.

         17.9 Notwithstanding any other provisions of the Plan, a former Participant shall not be entitled to payment of duplicate benefits upon again becoming a Participant.

         17.10 The headings of the Sections herein are for reference only. In the event of a conflict between such a heading and the content of a Section, the content of the Section shall control.

         17.11 The interpretation of the provisions hereof and the administration of the Plan shall be governed, to the extent applicable, by the Act and, to the extent the Act is not applicable, by the laws of Connecticut.

                                 ARTICLE XVIII
                            TOP-HEAVY PLAN PROVISIONS

          (Sections 18.1 - 18.9 provide definitions for Article XVIII)


         18.1 COMPENSATION. Compensation of an Employee which is reportable on Form W-2 for the calendar year ending with or within the Plan year.

         18.2 KEY EMPLOYEE. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the

THE ADVEST THRIFT PLAN                                                 PAGE 22
--------------------------------------------------------------------------------

Employer with Compensation greater than 150% of the dollar limitation under
Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code and such individual's ownership interest exceeds 1/2%, a 5% owner of the Employer, or a 1% owner of the Employer who has Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code.

         18.3 TOP-HEAVY PLAN. This Plan is top-heavy if any of the following conditions exists:

 (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

 (b) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

 (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

         18.4    TOP-HEAVY RATIO.

 (a) The Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the Determination Period(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the Determination Period(s)) under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 416 of the Code and the Regulations thereunder.

 (b) For purposes of (a) above, the value of account balances shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date. The account balances of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any Compensation from any Employer maintaining the plan at any time during the Determination Period shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with
         Section 416 of the Code and the Regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances shall be calculated with reference to the Determination Date(s) that falls within the same calendar year.

         18.5 PERMISSIVE AGGREGATION GROUP. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         18.6 REQUIRED AGGREGATION GROUP. (a) Each qualified plan of the Employer, whether or not terminated, in which at least one Key Employee participated during the Determination Period, and (b) any other qualified plan of the Employer which enabled a plan described in (a) to meet the requirements of Section 401(a)(4) and 410 of the Code during the Determination Period.

         18.7 DETERMINATION DATE. For any Plan Year, the last day of the preceding Plan Year.

         18.8 DETERMINATION PERIOD. The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

         18.9 VALUATION DATE. For purposes of computing the Top- Heavy Ratio, the Valuation Date shall be the normal annual valuation date for the Plan.

         18.10 SPECIAL PROVISIONS. If the Plan is or becomes a Top-Heavy Plan, the following provisions shall supersede any conflicting provisions in the Plan:

 (a)     MINIMUM ALLOCATIONS

           (1) Except as otherwise provided in (2) and (3) below, for any Plan Year in which this Plan is a Top-Heavy Plan, the Employer contributions (including salary deferral contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or the largest percentage of Employer contributions (including salary deferral contributions) and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make

THE ADVEST THRIFT PLAN                                                 PAGE 23
--------------------------------------------------------------------------------

                 mandatory employee contributions to the Plan, or (iii) Compensation less than a stated amount.

           (2) The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

           (3) The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer which provide(s) for the minimum allocation or benefit applicable to Top-Heavy Plans.

 (b)     VESTING

      Notwithstanding the provisions of Section 6.1(a), a Participant shall vest in his Account in accordance with the following table:

         YEARS OF SERVICE       NON-FORFEITABLE PERCENTAGE
         -----------------      --------------------------
            less than 1                      0%
                 1                          10%
                 2                          25%
                 3                          40%
                 4                          55%
                 5                          70%
                 6                         100%

      Notwithstanding the foregoing, a Participant shall be fully vested in his Account to the extent provided in Section 6.1(b).

                         * * * * * * * * * * * * * * * *

                               FIRST AMENDMENT TO
                             THE ADVEST THRIFT PLAN

         1. The first paragraph of Section 4.1 of The Advest Thrift Plan (the "Plan) is hereby amended to read in its entirety as follows, effective as of the day following the acquisition of The Advest Group, Inc. by MONY Acquisition Corp. (the "Effective Date"):

                 "SERVICE REQUIREMENT. Every Employee of the Employer who is scheduled to work at least 20 hours per week and who is not classified by the Employer as a "temporary employee" shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date the Employee first becomes an Employee. Notwithstanding the foregoing, an Employee shall not be eligible to be allocated Employer contributions under Sections 5.1 (a) and (b), and an Employee scheduled to work less than 20 hours per week or who is classified by the Employer as a "temporary employee" shall not be eligible to participate in the Plan at all, until the Entry Date coinciding with or next following the date one year following the date the Employee first completed an Hour of Service if he has completed 1,000 Hours of Service within that consecutive 12-month period, or if he has not completed 1,000 Hours of Service during that initial 12 consecutive months, the end of the first Plan Year in which he completes at least 1,000 Hours of Service."

         2. Section 5.1 of the Plan is hereby amended by adding the following new subsection (c) to the end thereof, to read in its entirety as follows, effective as of the Effective Date:

         3. "(c) THE EMPLOYER DISCRETIONARY CONTRIBUTION FORMULA. The Employer shall make a contribution to the Plan for the 2000 Plan Year (to be allocated to the 401(k) Accounts of Active Participants) within the time prescribed by law for filing of the income tax returns for the Company's fiscal year, including any extensions thereof, of twenty (20) shares of common stock of The MONY Group Inc., on behalf of each Active Participant who is in the employ of the Employer on the earlier of (a) December 31, 2000, or (b) the date of merger of the Company with and into MONY Acquisition Corp."

                               SECOND AMENDMENT TO
                             THE ADVEST THRIFT PLAN


                         Effective as of January 1, 2001



         1. Section 2.1 of The Advest Thrift Plan (the "Plan") is hereby amended to read in its entirety as follows:

         "2.1    'Account" shall mean the account kept for a Participant."

         2. The Plan is hereby amended to substitute the word "Account" for "401(k) Account" wherever it appears therein.

         3.      Sections 2.19. 2.20, 2.22, 2.34, 2.40, 5.1(a), 5.8, 5.9, 5.10
and 5.11 of the Plan are hereby deleted.

         4. Section 2.33 of the Plan is hereby amended by deleting the phrase "of common stock of the Company," where it appears.

         5. Section 5.13 of the Plan is hereby amended by deleting the last sentence thereof.

         6. Section 6.1(a) of the Plan is hereby amended to read in its entirety as follows:

                 "(a) An Active Participant shall have a vested right to any Employer contributions and earnings thereon, in accordance with the following schedule:

                         Years of Vesting Service      Nonforfeitable Percentage
                         ------------------------      -------------------------
                             Less than 2 years                       0%
                                     2                              25%
                                     3                              50%
                                     4                              75%
                                     5 or more                     100%

                         Notwithstanding the vesting schedule above, a Participant's nonforfeitable percentage shall not be less than the Participant's nonforfeitable percentage attained as of December 31, 2000."

         7. Section 6.1(b) of the Plan is hereby amended by changing the "." after paragraph (4) to "; and" and by adding a new paragraph (5) to read in its entirety as follows:

         "(5)    All amounts attributable to amounts held in a Participant's
"ESOP Account" prior to January 1, 2001."

         8. Section 10.3 of the Plan is hereby amended to read in its entirety as follows:

         "10.3   Form of Payment to Participants. A Participant's benefits shall generally be paid in cash. Notwithstanding the foregoing, a Participant may elect pursuant to rules adopted by the Committee to receive benefits equal in value to the value of the Participant's "ESOP Account" as of December 31, 2000 in the form of Shares, by using such portion of the Participant's Account to purchase Shares on the stock exchange on which they are primarily traded."

         9. Sections 10.4, 10.5, 10.6, 10.7 and 10.8 of the Plan are hereby deleted.

         10. Section 10.9 of the Plan is hereby amended to read in its entirety as follows:

         "10.9   Special Distributions. Each Participant who has attained the age of 55 shall be permitted to direct the Plan to distribute up to 50% of the amount held in such Participant's "ESOP Account" under the Plan on December 31, 2000, reduced by any prior distributions pursuant to this Section 10.9 (including distributions made pursuant to this Section 10.9 prior to its amendment effective January 1, 2001).

         11. Sections 12.1 and 12.2 of the Plan are hereby amended to delete the word "ESOP" wherever it appears therein, and the last sentence of Section
12.2 is hereby deleted.

         12.     Section 12.3 of the Plan is hereby deleted.


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